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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

Date:         December 23, 2003
Contact:      Steven R. Hedberg
For Release:  Immediately

ASE ANNOUNCES DEREGISTERING OF ITS COMMON STOCK


ST. PAUL, MINNESOTA --Aero Systems Engineering, Inc. (Nasdaq -- AERS), a worldwide leader in wind tunnel and jet engine testing facilities engineering, today filed a Form 15 with the Securities and Exchange Commission to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934.

As a result of the filing of the Form 15, the Company's obligation to file with the SEC certain reports and forms, including Forms 10-K, 10-Q and 8-K, will immediately cease. In addition, the common stock of Aero Systems Engineering, Inc. will no longer be listed on the NASDAQ SmallCap Market.


ABOUT AERO SYSTEMS ENGINEERING

Aero Systems Engineering, Inc. (ASE) is a highly skilled and experienced engineering company, which designs and supplies aerospace test facilities. ASE is a leader in design and construction of engine test cells and wind tunnels for testing aerospace vehicles and propulsion systems. ASE is ISO 9001 certified.

ASE, headquartered in St. Paul, Minnesota, is 51% owned by Minnesota ASE, LLC.

Aero Systems Engineering, Inc. common stock was listed on The Nasdaq Stock Market(sm) under the symbol: AERS.

COMPANY CONTACTS

For further information, contact Steven R. Hedberg, Secretary and Treasurer of Aero Systems Engineering, Inc., tel 651-220-1222. Web: www.aerosysengr.com






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